SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 19, 1997



                          China Food & Beverage Company
                 ----------------------------------------------
             (Exact name of registrant as specified in its charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

                  0-11734                                 87-0548148
         (Commission File Number)           (IRS Employer Identification Number)

                   82-66 Austin Street, Kew Gardens, NY 11415
          (Address of principal executive offices, including zip code)

                                 (718) 847-1531
              (Registrant's telephone number, including area code)




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On December 19, 1997, the Company entered into a Letter of Intent to acquire one hundred percent (100%) of Victoria Beverage Company Limited, as Isle of Man corporation. Victoria Beverage Company Limited is the owner of sixty percent (60%) of Sui Ning Beer Factory located in the Szechuan Province Peoples' Republic of China.

         Pursuant to the Letter of Intent, the Company will purchase Victoria Beverage Company Limited for $15,000,000 of the Company's restricted shares which number of shares will be determined by dividing the high bid price of the Company's stock on the closing date into 15,000,000.

         It is probable that the owners of Victoria Beverage Company Limited will become the largest single stockholders in the Company and will be capable of determining the Company's future business and policies.

                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 23, 1997

                                            CHINA FOOD & BEVERAGE COMPANY
                                            (Registrant)


                                            By: /s/ James Tilton
                                            James Tilton, President